HIGH YIELD STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 54.1%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

$

9,474,949

$

9,474,949

Morgan Stanley issued

06/30/08 at 1.70% due

7/01/08

1,093,264

1,093,264

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25%

due 07/01/08

728,842

________

728,842

Total Repurchase Agreements

(Cost $11,297,055)

________

11,297,055

Total Investments 54.1%

(Cost $11,297,055)

$

_________

11,297,055

Other Assets in Excess of

Liabilities – 45.9%

$

_________

9,596,830

Net Assets – 100.0%

$

20,893,885

Unrealized

Contracts

Gain (Loss)

Futures Contracts Purchased

September 2008 U.S. 5 Year

Treasury Note Futures

Contracts

(Aggregate Market Value of

Contracts $15,709,859)

142

$

________

84,783

Notional

Principal

Credit Default Swap Agreements

Protection Sold

CDX North American High

Yield Swap Agreement,

Series 10 Protection Premium

Rate 5.00% Terminating

06/20/13

$

21,000,000

$

(301,351)

________

1